                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES*

I.  MAJORITY OWNED SUBSIDIARIES**

                                                                                                 STATE OR COUNTRY OF
                                                                                                  INCORPORATION OR
                NAME OF COMPANY                                                                    ORGANIZATION
                ---------------                                                                  -------------------
Pool Company  ...............................................................................    Delaware
Pool International Ltd.  ....................................................................    Cayman Islands
Pool Alaska, Inc.  ..........................................................................    Texas
Pool California Energy Services, Inc.  ......................................................    California
Pool International, Inc.  ...................................................................    Texas
PCNV, Inc.  .................................................................................    Nevada
Pool Company Texas Ltd.  ....................................................................    Texas
Pool International (Malaysia) Sdn. Bhd.  ....................................................    Malaysia
International Sea Drilling Ltd...............................................................    Cayman Islands
Sea Mar, Inc.................................................................................    Louisiana

-----------------

* Certain subsidiaries and affiliates which would not individually or in the aggregate constitute a significant subsidiary have been omitted.

**   Ownership is 100% unless otherwise indicated.